UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2009

TM ENTERTAINMENT AND MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33746	20-8951489
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

307 East 87th Street, New York, NY	10128
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (212) 289-6942
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-99.1: PRESS RELEASE

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On February 10, 2009, TM Entertainment and Media, Inc. (the “Company”) received a notice from NYSE Alternext US (the “Exchange”) indicating that the Company is below certain of the Exchange’s continued listing standards due to its failure to hold an annual meeting of stockholders in 2008 as set forth in Section 704 of the Exchange’s Company Guide. The Company was afforded the opportunity to submit a plan of compliance to the Exchange by March 10, 2009 that demonstrates the Company’s ability to regain compliance with Section 704 of the Company Guide by August 11, 2009. If the Company does not submit a plan or if the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.
     The Company has previously announced that it has set an annual meeting of stockholders for April 14, 2009. The Company has responded to the Exchange’s notice and anticipates that the Exchange will accept the Company’s plan to hold an annual meeting as its plan of compliance. If the Exchange accepts the Company’s plan of compliance, the Company’s listing will be continued until the annual meeting. Following the annual meeting, the Company expects that the Exchange will determine that the Company is in compliance with the Exchange’s listing standards.
     Pursuant to Section 402 of the Company Guide, the Company issued a press release announcing receipt of the notice, a copy of which is attached hereto as Exhibit 99.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2009	TM Entertainment and Media, Inc.
	By:	/s/ Theodore S. Green
		Name:	Theodore S. Green
Chairman, Co-Chief Executive Officer Interim Chief Financial Officer

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